Exhibit 10.4A

AMENDMENT NO. 1
to the
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
With
JOSEPH W. TURNER

This AMENDMENT NO. 1 (the “Amendment”) to the Amended and Restated Employment Agreement between Great Southern Bancorp, Inc. (the “Company”), and Joseph W. Turner (the “Employee”) dated as of November 4, 2019 (the “2019 Employment Agreement”), is made and entered into as of the 5th  day of March 2020 (the “Effective Date”).

WHEREAS, the parties desire to revise the 2019 Employment Agreement to increase the Employee’s bonus as a percentage of pre-tax earnings;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the Employer and the Employee hereby agree to amend, effective as of the Effective Date, the 2019 Employment Agreement as follows:

1. Section 4(b) of the 2019 Employment Agreement is hereby amended and restated to read in its entirety as follows:

(b)  Bonuses. The Employee shall be entitled to participate in an equitable manner with all other executive officers of the Company and the Bank in such performance-based and discretionary bonuses, if any, as are authorized and declared by the Board of Directors for executive officers of the Company and by the board of directors of the Bank for executive officers of the Bank, or by the compensation committee of the Board of Directors of any of the foregoing entities. Additionally, the Employee shall be entitled to receive a bonus payable annually equal to 1.00% of the Company's fiscal year pre-tax earnings. Any bonus shall be paid not later than 2 1/2 months after the year in which the Employee obtains a legally binding right to the bonus. If the bonus cannot be paid by that date, then it shall be paid on the next following April 15, or such other date during the year as permitted under Section 409A.

2. All other sections and provisions in the 2019 Employment Agreement shall continue in full force and effect and are not affected by this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the 2019 Employment Agreement as of the Effective Date.

Attest:		GREAT SOUTHERN BANCORP, INC.

/s/ Douglas W. Marrs	By:	/s/ Earl A. Steinert, Jr.
Douglas W. Marrs, Secretary		Earl A. Steinert, Jr.
Chair of Compensation Committee

EMPLOYEE

	By:	/s/ Joseph W. Turner
Joseph W. Turner

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